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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our report dated September 19, 1997, except for Note P as to which the date is February 6, 1998, with respect to the consolidated financial statements of Boston Celtics Limited Partnership included in the Registration Statement (Form S-4) and related Prospectus of Boston Celtics Limited Partnership II, Boston Celtics Limited Partnership and Castle Creek Limited Partnership dated April 17, 1998.


                                                  /s/ ERNST & YOUNG LLP



Boston, Massachusetts
April 15, 1998